Exhibit 10.2

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 4 HEREOF TO THE INDEBTEDNESS (INCLUDING INTEREST AND OTHER AMOUNTS) OWED BY MAKER PURSUANT TO THAT CERTAIN SENIOR SECURED CREDIT AGREEMENT (AS AMENDED, RESTATED, EXTENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR CREDIT AGREEMENT”) DATED AS OF THE DATE HEREOF AMONG MAKER, MAC-GRAY CORPORATION AND INTIRION CORPORATION (THE “SENIOR BORROWERS”), THE LENDERS PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THE SENIOR CREDIT AGREEMENT; AND EACH HOLDER OF THIS PROMISSORY NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS IN SECTION 4 HEREOF.

PROMISSORY NOTE

$10,000,000.00	April 1, 2008

FOR VALUE RECEIVED, MAC-GRAY SERVICES, INC., a Delaware corporation (“Maker”), promises to pay to the order of Paceco Investors, L.P., a Texas limited partnership (“Payee”), at 420 Throckmorton Street, Suite 710, Fort Worth, Texas 76102, in lawful money of the United States of America, the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), together with interest on the unpaid principal balance from time to time outstanding hereunder at a rate per annum of nine percent (9%) (the “Applicable Rate”), provided that in no event shall the Applicable Rate exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Payee in accordance with applicable law, due credit being given for all payments, charges and calculations made in connection with the loan evidenced hereby that may be treated as interest under applicable law.

Section 1.                                          Interest.  Interest will be computed on a 360-day year and will be accrued on the number of days funds are actually outstanding.  Subject to Section 4, accrued interest on the unpaid principal balance of this Note shall be due and payable in the amount of $225,000.00 on the 1st day of January, April, July, and October, of each year (the “Quarterly Periods”) commencing on July 1, 2008, until the second anniversary of the date hereof.

Section 2.                                          Payments of Principal and Interest.

(a)                                  Subject to Section 4, all unpaid principal and accrued interest hereunder shall be due and payable on the earlier of a Change in Control (as such term is hereinafter defined) and April 1, 2010 (the “Maturity Date”).  Subject to Section 4, principal and interest on this Note may be prepaid by Maker, in whole or in part, at any time or from time to time, without premium or penalty.  All payments on this Note shall be applied first to the payment of unpaid accrued interest, and any remainder shall be applied to reduction of the principal balance hereof. For purposes of this Note, (i) a “Change in Control” shall mean (A) any person who is not an Affiliate of Maker on the date hereof becoming the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding securities of Maker, or (B) the sale, transfer or other disposition of all or substantially all of the assets of Maker, whether by sale of assets, merger or otherwise or (C) a “Change in Control” as defined in the Senior Financing Agreement, and (ii) a “Control Event” shall mean (A) the execution by Maker or any of its Affiliates of any agreement or letter of intent with respect to a transaction which may reasonably be expected to result in a Change of Control, or (B) the execution of an agreement which, when performed by the parties thereto, will result in a Change in Control.  Maker shall promptly give Payee notice of any Control Event or Change in Control.

(b)                                 If any payment of this Note shall not be made when due to Payee, then this Note shall bear interest until paid at the Default Rate (as defined below).

(c)                                  Except as hereinafter specifically provided, to the extent permitted by applicable law, Maker and all sureties, endorsers, guarantors and other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note (i) severally waive grace, presentment and demand for payment, protest and notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of nonpayment, and all other notices of whatsoever nature, filing of suit, and diligence in collecting this Note or enforcing any of the security herefor; (ii) severally agree that Payee shall not be required first to institute suit or exhaust its remedies herein against Maker or others liable or to become liable hereon in order to enforce payment of this Note by them; and (iv) severally agree that amounts due hereunder shall be paid without set-off, counter-claim, abatement, suspension, or diminution, except to the limited extent provided in Section 8.07 of the Partnership Interest Purchase Agreement of even date herewith among Automatic Laundry Company, Ltd., the Partners signatory thereto, Mac-Gray Newco, LLC and Maker.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note.

(d)                                 Set-Off Right.  Notwithstanding anything in this Note to the contrary (including, without limitation, Section 4 hereof), in accordance with Section 8.07 of the Purchase Agreement, the Maker shall have the right to set-off against any unsatisfied principal amount of this Note (whether or not such principal amount is then due and payable) the amount of any indemnifiable losses suffered or incurred by the Maker, in accordance with the procedures, and subject to the limitations, set forth in Section 8.07 of the Purchase Agreement.  Upon any such set-off, the principal amount of this Note will be reduced by the amount of such set-off and, from and after the date of any such set-off, interest on this Note shall accrue only on the remaining principal amount of this Note, but no set-off of interest shall be made or permitted, and interest shall continue to accrue and be paid on the remaining principal of this Note in accordance with its terms.  If a court of competent jurisdiction determines, or the parties agree, that interest has accrued and been paid on principal of this Note that was subject to valid Set-Off Claim (as defined in the Purchase Agreement) but was not set-off, the Payee shall return such amount of interest to Maker, together with interest on such amount at the rate of nine percent (9%) per annum from, and including, the date of payment to, but not including, the date such interest is returned.  If any unsatisfied Set-Off Claim has not been resolved in accordance with the Purchase Agreement when the principal amount of this Note becomes due and payable, then, in accordance with the Purchase Agreement, Maker will deposit with an escrow agent an amount (the “Escrow Amount”) equal to the least of (i) the aggregate amount of unsatisfied Set-Off Claims, (ii) the remaining principal amount of the Note and (iii) the excess of $5,825,000 over the aggregate amount set off against the principal amount of this Note prior to maturity, and Maker will pay the remaining principal amount of the Note after reduction by the Escrow Amount, if any, to Payee.

Section 3.                                          Events of Default.  If any one or more of the following events (each such event is herein referred to as an “Event of Default”) shall happen:

(a)                                  Maker shall:

(i)                                     default in the payment when due of all or part of the principal of this Note;

(ii)                                  default in the payment when due of all or any part of the interest due on this Note or any other amount payable by the Maker to the Payee under this Note, which default remains unremedied for a period of 5 business days after the due date thereof;

(iii)                               fail to notify Payee of a Control Event or Change in Control and such failure continues for five business days after a responsible officer of Maker has knowledge of the occurrence thereof;

(iv)                              fail to observe or perform any of the other agreements or covenants hereunder and such failure continues for 30 days after written notice thereof is given to the Maker by the payee;

(v)                                 commence a voluntary case under Title 11 of the United States Code as from time to time in effect (the “Bankruptcy Code”);

(vi)                              seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

(vii)                           have entered against it any order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

(viii)                       make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(ix)                               liquidate, terminate or dissolve its business; or

(b)                                 If:

(i)                                    a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)                                 an involuntary case shall be commenced against Maker under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Maker for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker, and any such event described in this clause (b) shall continue for 60 days unless dismissed, bonded or discharged;

then and in each and every such case the principal of and unpaid accrued interest on this Note shall automatically become due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such Payee or Payees may proceed, subject to Section 4, to enforce payment of such amount or part thereof in a commercially reasonable manner.

(c)                                  Upon an Event of Default, at the option of Payee all amounts then due and payable hereunder shall bear interest for the period beginning with the date of occurrence of such default at a rate of interest per annum (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) per annum, or (b) the Maximum Rate.

Section 4.                                          Subordination.

(a)                                  Agreement to Subordinate.  The Maker agrees, and the Payee by accepting the Note agrees, that the payment of all amounts owing under or in respect of the Note are subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior payment in full in cash of all existing and future Senior Financing

Obligations and that the subordination and related terms hereunder are for the benefit of and enforceable by the holders of the Senior Financing Obligations.

(b)                                 Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Maker to creditors upon a total or partial liquidation or a total or partial dissolution of the Maker or in a reorganization, insolvency or bankruptcy of or similar proceeding relating to the Company or its Property (a “Proceeding”):

(i)                                     the holders of Senior Financing Obligations shall be entitled to receive Payment in Full of the Senior Financing Obligations before the Payee shall be entitled to receive any payment or distribution of any kind or character with respect to any obligations on, or relating to, the Note; and

(ii)                                  until the Senior Financing Obligations are Paid in Full, any payment or distribution to which the Payee would be entitled but for the subordination provisions of this Section 4 shall be made to holders of the Senior Financing Obligations as their interests may appear.

(c)                                  Permitted Payments.  All Senior Financing Obligations shall be Paid-in-Full before the Maker may make any payments on this Note, except for any payment with the proceeds of any Seller Subordinated Note Refinancing Indebtedness as and to the extent permitted under the Senior Financing Agreement; provided that subject to the provisions contained in Sections 4(b) and 4(d), the Maker may pay (x) regularly scheduled interest payments, and (y) principal payments upon a Change of Control or the Maturity Date.

(d)                                 Default under Senior Financing Agreement.  The Maker shall not pay principal of, premium, if any, or interest on the Note or pay any other obligations relating to the Note, including fees, costs, expenses, indemnities and rescission or damage claims and may not purchase, redeem or otherwise retire or acquire for cash or property the Note (collectively, “pay the Note”) if either of the following occurs:

(i)                                     a default or event of default under any document governing any Senior Financing Obligation that results from the failure or inability to timely comply with any payment obligation (a “Payment Default”), including, without limitation, for principal, interest, fees, or expenses; or

(ii)                                  an event of default under any document governing any Senior Financing Obligation other than a Payment Default (a “Non-Payment Default”);

(A)                              in the case of a Payment Default, until (x) such Payment Default has been cured or waived in writing by the party entitled to waive such Payment Default or (y) the date on which the Senior Financing Obligations are Paid-in-Full; and

(B)                                in the case of a Non-Payment Default, during the period (the “Payment Blockage Period”) commencing on the date that the Payee receives written notice of such Non-Payment

Default from the Representative stating that a Payment Blockage Period will commence (a “Non-Payment Default Notice”), which notice shall state that the Non-Payment Default Notice is being delivered pursuant to this Section 4, and ending on the earliest to occur of: (A) the date that is 179 consecutive days after such date, (B) the date on which the Senior Financing Obligations are Paid-in-Full, and (C) the date on which such Non-Payment Default is cured or waived in writing by the Representative.

Subject to the provisions contained in the first paragraph of this Section 4(d) and Section 4(b) hereof, unless the holders of the Senior Financing Obligations or the Representative shall have accelerated the maturity of the Senior Financing Obligations or a Payment Default has occurred and is continuing, the Maker shall be permitted to resume paying the Note after the end of such Payment Blockage Period.  However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Note is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.  Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Financing Obligations and that was the basis for the initiation of such Payment Blockage Period shall be, or be made, the basis for a subsequent Payment Blockage Period by the Representative unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Non-Payment Default Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

If a Payment Default or a Non-Payment Default under the Senior Financing Agreement occurs, the Maker shall promptly give a copy to the Payee of any notice of default under the Senior Financing Agreement; provided that the failure to give such copy to the Payee shall not affect the provisions of this Section 4; provided further that the failure of the holder of any Senior Financing Obligation to give the Payee notice of a default under the Senior Financing Agreement shall not affect the provisions of this Section 4 (except as explicitly stated in this Note).

(e)                                  Subrogation.  After the Payment in Full of the Senior Financing Obligations and until the Note is paid in full, the Payee shall be subrogated to the rights of holders of the Senior Financing Obligations to receive distributions applicable to the Senior Financing Obligations.  A distribution made under this Section 4 to holders of the Senior Financing Obligations which otherwise would have been made to Payee is not, as between the Maker and Payee, a payment by the Maker on the Senior Financing Obligations.

(f)                                    Turnover.  If, notwithstanding the provisions of Section 4 of this Note, any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by the holder of this Note in contravention of this Section 4 and before all the Senior Financing Obligations shall have been Paid-in-

Full, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of the Senior Financing Obligations or their duly appointed agents for application according to the priorities of the Senior Financing Obligations.  In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, each holder of any Senior Financing Obligations is hereby irrevocably authorized to endorse or assign the same. If any holder of the Senior Financing Obligations is required in connection with any Proceeding or otherwise to disgorge, turnover or otherwise pay any amount to the estate of the Maker or any of its subsidiaries, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Financing Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Financing Obligations, shall be deemed not to have been paid.

(g)                                 Remedies.  No holder of this Note (including the Payee) shall exercise any Remedies unless such holder shall have given written notice to the Maker and the Representative (1) that it is presently entitled to exercise Remedies and (2) that it intends to exercise such Remedies, and a period of at least 150 days shall have elapsed from the receipt of such notice (the “Remedies Notice”) by the Representative; provided, that the period during which the holder shall be prohibited from exercising Remedies shall terminate upon the earliest to occur of such 150-day period (the “Standstill Period”), or any of the following: (A) the acceleration of the Senior Financing Obligations, (B) the filing of any voluntary Proceeding relating to the Maker, (C) the filing of any involuntary Proceeding relating to the Maker which is not dismissed within 60 days, or (D) the Payment-in-Full of the Senior Financing Obligations.  Upon the termination of any Standstill Period, then the holder may, at its sole election, exercise any and all Remedies (including acceleration of the maturity of this Note) available to it; provided that the Payment Blockage Period or an indefinite blockage period under a Payment Default, as the case may be, (if not also terminated) shall continue for its applicable period notwithstanding the termination of the Standstill Period.

(h)                                 Security.  Until Payment-in-Full of the Senior Financing Obligations, the holder of this Note will not ask, demand, accept, receive or retain (i) any guarantee of this Note from any Person (except as and to the extent contemplated by any Seller Subordinated Note Refinancing Indebtedness under the Senior Financing Agreement), or (ii) any collateral security for the payment of this Note, or any other form of payment assurance (other than any guarantee contemplated under clause (i) above) as to this Note, from the Maker or any other Person.

(i)                                     Obligations.  The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Financing Obligations, on the one hand, and the holder of this Note on the other, against the Maker and its assets, and nothing herein is intended to or shall impair, as between the Maker and the holder of this Note, the obligations of the Maker which are absolute and unconditional, to pay to the holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the holder of this Note and creditors of the Maker other than the holders of the Senior Financing Obligations, nor, except as provided in this Section 4, will anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note.

(j)                                     Third Party Beneficiary.  The holders of Senior Financing Obligations have made loans and extended credit to the Maker in reliance on this Section 4 and are entitled to the benefits of the provisions hereof and are express third party beneficiaries of these provisions.  Accordingly, any holder of Senior Financing Obligations shall be entitled to enforce any provisions of such Sections against the Payee or the Maker.  No present or future holder of Senior Financing Obligations shall be prejudiced in its right to enforce the provisions of Section 4 of this Note by any act or failure to act on the part of the Maker.

(k)                                  Amendments.  Prior to Payment-in-Full of the Senior Financing Obligations, this Note may not be amended, modified, replaced or restated in whole or in part without the prior written consent of the Representative (except as and to the extent contemplated by any Seller Subordinated Note Refinancing Indebtedness under the Senior Financing Agreement).  The holders of Senior Financing Obligations may, at any time, in their discretion, renew, amend, increase, extend or otherwise modify the terms and provisions of Senior Financing Obligations so held or exercise any of their rights under the Senior Financing Obligations including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the holder of this Note.  No compromise, alteration, amendment, renewal or other change of; or waiver, consent or other action in respect of any liability or obligation under or in respect of; any terms, covenants or conditions of the Senior Financing Obligations (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Senior Financing Obligations (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

(l)                                     Communication with Representative.  Maker authorizes Payee to communicate with the Representative (i) at any time and from time to time for the purpose of obtaining a copy of the Senior Financing Agreement (and the Representative is authorized to deliver a copy, when requested, to the Payee), and (ii) at any time after receiving a Non-Payment Default Notice for the purpose of ascertaining the status of any Default and a detailed description of the events giving rise to such Default (and the Representative is authorized to disclose such matters to Payee).

Section 5.                                          Definitions.  For purposes of these definitions and their use in this Note, the term “Maker” shall include the Maker and its parent company, Mac-Gray Corporation.

(a)                                  “Affiliate” means, with respect to any Person (the “Subject Person”), (i) any other Person (a “Controlling Person”) that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person which is

Controlled by or is under common Control with a Controlling Person; provided, however, that the Holder and its Affiliates shall not be deemed Affiliates of the Maker.

(b)                                 “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or interests, by contract or otherwise.

(c)                                  “Default” means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured within the stated time period or waived, become an Event of Default.

(d)                                 “Letter of Credit” means a letter of credit issued by Bank of America, N.A. or any Affiliate of Bank of America, N.A., for the account of the Maker.

(e)                                  “Paid-in-Full” or “Payment-in-Full” shall mean with respect to the Senior Financing Obligations, (i) the payment in full in cash of all outstanding Senior Financing Obligations (other than contingent indemnity, cost or reimbursement obligations to the extent that no claim giving rise thereto has been asserted), (ii) the termination of all commitments to extend credit that would constitute Senior Financing Obligations and (iii) the termination or cash collateralization of letters of credit (in an amount not to exceed 101% of the face amount of such obligations); provided that in no event shall a refinancing or restatement of the Senior Financing Obligations constitute Payment-in-Full or Paid-in-Full of such Senior Financing Obligations.

(f)                                    “Person” means an individual or a corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

(g)                                 “Purchase Agreement” means that certain Partnership Interest Purchase Agreement dated as of April 1, 2008 among Automatic Laundry Company, Ltd., a Texas limited partnership, the partners of the Company listed on the signature pages thereto Mac-Gray Newco, LLC, a Delaware limited liability company, and the Maker.

(h)                                 “Remedies” shall mean, with respect to a “default” or an “event of default” as defined in this Note, the acceleration of any of this Note or the exercise of any remedies in respect of such default or event of default (including, without limitation, the right to sue the Maker or the right to file or participate in any involuntary bankruptcy proceeding against the Maker but excluding the imposition of default interest rate).

(i)                                     “Representative” means the administrative agent from time to time under the Senior Financing Agreement.  The current Representative is Bank of America, N.A., whose address is 231 S. LaSalle St., Chicago, IL 60604.  Maker shall notify Payee of any change of the Representative or its address for notice.

(j)                                     “Senior Financing Agreement” means that certain senior secured term loan and revolving credit facility, dated the date hereof, among the Maker, Bank of America, N.A., as administrative agent, and the financial institutions from time to time party as lenders thereto, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, other than any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder and whether by the same or any other agent, lender or group of lenders.

(k)                                  “Senior Financing Obligations” means (i) (A) all indebtedness, obligations and liabilities, whether now existing or hereafter arising, of the Maker, for or in connection with money borrowed or other credit or financial accommodations extended (whether in the form of loans or otherwise) from time to time under the Senior Financing Agreement, under Letters of Credit, or otherwise, including (x) all principal of and interest (including post-petition interest in a bankruptcy or similar proceeding whether or not allowed) on all such borrowings and other credit or financial accommodations extended under the Senior Financing Agreement, (y) all fees, charges, premiums (if any) and costs of collection, attorneys’ fees and other expenses payable by the Maker and all other amounts payable by the Maker under, and all other claims (including without limitation claims arising out of breaches of representations, warranties or covenants) payable by the Maker arising out of, the Senior Financing Agreement and (z) any such indebtedness, obligations and liabilities payable by the Maker as from time to time arise in connection with any collateral for or guaranties of such borrowings and other credit or financial accommodations, and (B) any deferrals, renewals and extensions of any of the foregoing.

Section 6.                                          Additional Provisions.

(a)                                  Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any action shall be instituted to enforce this Note.

(b)                                 It is expressly stipulated and agreed to be the intent of Maker and Payee to comply at all times with the applicable law now or hereafter governing both the terms of this Note and the interest payable on this Note.  If the applicable law is ever revised, repealed, or judicially interpreted so as to render any provision of this Note invalid, or so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the loan evidenced by this Note, or if Payee’s exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law (after taking into account all payments, charges, and calculations deemed to be interest under applicable law), then it is Maker’s and Payee’s express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and that the invalid provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the greatest amount otherwise called for hereunder and thereunder.

(c)                                  All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the loan evidenced hereby for so long as the debt is outstanding under the loan.

(d)                                 Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given if delivered in person to the address set forth hereinafter for the party to whom the notice is given, or if placed in the United States mail, return receipt requested, addressed to the party at the address hereinafter specified.  The addresses of Payee and Maker for all purposes under this Note and all notices hereunder shall be as set forth below.  From time to time either party may designate another address within the United States of America for all purposes of this Note by giving the other party not less than fifteen (15) days’ advance written notice of such change of address in accordance with the provisions hereof.

Payee:	Maker:

Paceco Investors, L.P. 420 Throckmorton Street, Suite 710 Fort Worth Texas 76102	Mac-Gray Services, Inc. 404 Wyman Street, Suite 400 Waltham, Massachusetts 02451-1212

(e)                                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  ANY DISPUTE UNDER THIS NOTE THAT IS NOT SETTLED BY MUTUAL CONSENT SHALL BE FINALLY ADJUDICATED BY ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE, AND THE MAKER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUCH DISPUTE. THE MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND DELAWARE STATE COURTS LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING

RELATED TO THIS NOTE OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature Page Follows Next]

THIS NOTE AND THE PURCHASE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE OBLIGATIONS EVIDENCED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MAC-GRAY SERVICES, INC.

By:	/s/ Michael J. Shea
Michael J. Shea, Executive Vice President,
CFO and Treasurer

“MAKER”

EXECUTED BY PAYEE FOR THE SOLE PURPOSE

OF ACKNOWLEDGING THIS NOTE AND THE

PURCHASE AGREEMENT AS THE FINAL

AGREEMENT OF THE PARTIES

PACECO INVESTORS, L.P.

By:	Paceco Investors Genpar, LLC,
its general partner

By:	/s/ Joe K. Pace
Joe K. Pace, President

“PAYEE”

[Signature Page to Note]